As filed with the Securities and Exchange Commission on November 12, 1999.
                                   Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

      DELAWARE                                                   04-2209186
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
               (Address of Principal Executive Offices) (Zip Code)

              THERMO POWER CORPORATION DIRECTORS STOCK OPTION PLAN

                 THERMO POWER CORPORATION EQUITY INCENTIVE PLAN

            THERMO POWER CORPORATION EMPLOYEES EQUITY INCENTIVE PLAN

     THERMO POWER CORPORATION INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

     THERMO ELECTRON  CORPORATION - THERMO POWER CORPORATION  NONQUALIFIED
                                 STOCK OPTION PLAN

               THERMO INFORMATION SOLUTIONS EQUITY INCENTIVE PLAN

     THERMO ELECTRON  CORPORATION - THERMO  INFORMATION  SOLUTIONS
                          NONQUALIFIED STOCK OPTION PLAN

             THERMO ELECTRON CORPORATION DIRECTORS STOCK OPTION PLAN
                     (THERMO INFORMATION SOLUTIONS SHARES)

             THERMO ELECTRON CORPORATION DIRECTORS STOCK OPTION PLAN
                               (THERMO POWER SHARES)

                THERMO COLEMAN CORPORATION EQUITY INCENTIVE PLAN

                           (Full Titles of the Plans)

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                    Seth H. Hoogasian, Esq., General Counsel
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046

                                 ---------------

                         CALCULATION OF REGISTRATION FEE


 Title of                                         Proposed
securities          Amount         Proposed       Maximum          Amount of
  to be             to be          Maximum        Aggregate      Registration
registered        registered       Offering       Offering            Fee
                                   Price Per        Price
                                     Share
 Common Stock,
$1.00 par value    1,625,094      $13.875(2)   $22,548,180(2)       $6,269
  per share         shares
                       (1)


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the employee benefit plans described herein to reflect certain changes in the Registrant's capital structure, including stock dividends or stock splits.

(1) The shares registered hereunder are divided among the various plans set forth below :


Thermo Power Corporation Directors Stock Option Plan: 9,422 shares

Thermo Power Corporation Equity Incentive Plan: 357,436 shares

Thermo Power Corporation Employees Equity Incentive Plan: 284,309 shares

Thermo Power  Corporation  Incentive  and  Nonqualified  Stock Option Plan:
158,851 shares

Thermo Electron Corporation - Thermo Power Corporation Nonqualified Stock Option Plan: 25,228 shares

Thermo Information Solutions Equity Incentive Plan: 201,710 shares

Thermo Electron Corporation - Thermo Information Solutions Nonqualified Stock Option Plan: 57,748 shares

Thermo Electron Corporation Directors Stock Option Plan (Thermo Information Solutions Shares): 8,384 shares

Thermo Electron Corporation Directors Stock Option Plan (Thermo Power Shares):
8,307 shares

Thermo Coleman Corporation Equity Incentive Plan: 513,699 shares

     (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 1,625,094 shares and (2) the average of the high and low sales prices, $14.0625 and $13.6875, respectively, of the Registrant's Common Stock on the New York Stock Exchange on November 9, 1999 as reported in the consolidated transaction reporting system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents sent or given to the respective participants in the Coleman Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Registration Statement, the terms "Registrant" or "Company" refer to Thermo Electron Corporation.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999, as amended.

            (b) The Company's Current Report on Form 8-K filed with the Commission on January 8, 1999.

            (c) The Company's Current Report on Form 8-K filed with the Commission on March 9, 1999.

            (d) The Company's Current Report on Form 8-K filed with the Commission on March 15, 1999.

            (e) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999.

            (f) The Company's Current Report on Form 8-K filed with the Commission on May 25, 1999.

            (g) The Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999.

            (h) The Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999.

            (i) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

            (j) The description of the Company's Preferred Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

      All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of the Company, is an officer of the Company, and owns or has the right to acquire 348,828 shares of Common Stock and 164,328 shares of the common stock of the Company's subsidiaries.

Item 6.  Indemnification of Directors and Officers.

      The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

      The Company has an insurance policy which insures the directors and officers of the Company and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 12th day of November, 1999.

                                        THERMO ELECTRON CORPORATION


                                        By:  /s/ Richard F. Syron
                                             -------------------------------
                                             Richard F. Syron
                                             Chief Executive Officer


                                POWER OF ATTORNEY

      Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints Theo Melas-Kyriazi, Paul F. Kelleher, Kenneth J. Apicerno, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            Signature                           Title                       Date


/s/ Richard F. Syron
----------------------------       President,Chief Executive   November 12, 1999
Richard F. Syron                   Officer and Director

/s/ Theo Melas-Kyriazi             Chief Financial Officer     November 12, 1999
-----------------------------
Theo Melas-Kyriazi

/s/ Paul F.Kelleher                Chief Accounting Officer    November 12, 1999
-----------------------------
Paul F. Kelleher

/s/ George N. Hatsopoulos          Chairman of the Board       November 12, 1999
-----------------------------
George N. Hatsopoulos

/s/ John M. Albertine
-----------------------------      Director                    November 12, 1999
John M. Albertine

/s/ Samuel W. Bodman               Director                    November 12, 1999
-----------------------------
Samuel W. Bodman

/s/ Peter O. Crisp
-----------------------------      Director                    November 12, 1999
Peter O. Crisp


-----------------------------      Director                      ________, 1999
Elias P. Gyftopoulos

/s/ John N. Hatsopoulos
-----------------------------      Director                    November 12, 1999
John N. Hatsopoulos

/s/ Frank Jungers
-----------------------------      Director                    November 12, 1999
Frank Jungers

/s/ Robert A. McCabe
-----------------------------      Director                    November 12, 1999
Robert A. McCabe

/s/ Hutham S. Olayan
-----------------------------      Director                    November 12, 1999
Hutham S. Olayan


-----------------------------      Director                      ________, 1999
Robert W. O'Leary

/s/ Roger D. Wellington
-----------------------------      Director                    November 12, 1999
Roger D. Wellington

                                  EXHIBIT INDEX


Exhibit
Number            Description


5                 Opinion of Seth H. Hoogasian, Esq.

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Seth H. Hoogasian, Esq.
                  (contained in his opinion filed as
                  Exhibit 5).

24                Power of Attorney (see  signature  pages to this  Registration
                  Statement).

                                                                       EXHIBIT 5



                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046




                                                  November 12, 1999

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

Re:   Registration Statement on Form S-8
      Relating to 1,625,094 Shares of the Common Stock,
      $1.00 par value, of Thermo Electron Corporation

Dear Sirs:

     I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 1,625,094 shares of the Company's Common Stock, $1.00 par value per share (the "Shares") subject to the Thermo Power Corporation Directors Stock Option Plan, the Thermo Power Corporation Equity Incentive Plan, the Thermo Power Corporation Employees Equity Incentive Plan, the Thermo Power Corporation Incentive and Nonqualified Stock Option Plan, the Thermo Electron Corporation - Thermo Power Corporation Nonqualified Stock Option Plan, the Thermo Information Solutions Equity Incentive Plan, the Thermo Electron Corporation - Thermo Information Solutions Nonqualified Stock Option Plan, the Thermo Electron Corporation Directors Stock Option Plan (Thermo Information Solutions Shares), the Thermo Electron Corporation Directors Stock Option Plan (Thermo Power Shares) and the Thermo Coleman Corporation Equity Incentive Plan (collectively, the "Plans").

      I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

     1. The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

      2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

      3. The Shares, when issued and sold in accordance with the provisions of the respective Plans, will be validly issued, fully paid and nonassessable.


      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ Seth H. Hoogasian
                                        --------------------------------
                                        Seth H. Hoogasian
                                        General Counsel

                                                                    Exhibit 23.1






                    Consent of Independent Public Accountants
                    -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 1999 (except with respect to the matters discussed in Note 19, as to which the date is March 1, 1999), included in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP



Boston, Massachusetts
November 8, 1999